                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            PRIME HOSPITALITY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004

                                                                  April 13, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Prime Hospitality Corp. (the "Company") to be held on May 19, 1999, at 10:00 a.m., at the Sheraton Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495. This year we are asking you to elect two Class I Directors of the Company to serve until the 2002 Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE TWO NOMINEES.

     At the Annual Meeting, the Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments. The Board of Directors appreciates and encourages stockholder participation.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and promptly return the enclosed proxy in the enclosed postage prepaid envelope in order to make certain that your shares will be represented at the Annual Meeting.

     Thank you for your cooperation.

                                          Sincerely,
                                          /s/ A. F. Petrocelli

                                          A. F. PETROCELLI
                                          Chairman of the Board of Directors

                            PRIME HOSPITALITY CORP.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

                               ------------------

To the Stockholders of
  Prime Hospitality Corp.:

     The Annual Meeting of Stockholders of Prime Hospitality Corp. (the "Company") will be held on May 19, 1999 at 10:00 a.m., at the Sheraton Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495 for the following purposes:

          1. To elect two Class I Directors of the Company to serve until the 2002 Annual Meeting of Stockholders;

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on April 5, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present, please promptly complete, sign and date the enclosed proxy and mail it in the enclosed postage prepaid envelope. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

     The Company's Proxy Statement is submitted herewith. The Board of Directors recommends that you vote FOR the two Nominees.

     The Company's Annual Report for the fiscal year ended December 31, 1998, including financial statements, is also enclosed.

                                          By Order of the Board of Directors,
                                    /s/ Joseph Bernadino

                                          JOSEPH BERNADINO
                                          Secretary

Fairfield, New Jersey
April 13, 1999

                            YOUR VOTE IS IMPORTANT.

     YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004

                               ------------------

                                PROXY STATEMENT

                               ------------------

                                                                  April 13, 1999

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Prime Hospitality Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 19, 1999 at 10:00 a.m. at the Sheraton Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495 or any adjournments thereof (the "Annual Meeting"). This Proxy Statement is being sent to all holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 5, 1999 (the "Record Date"). Only stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Solicitation of proxies will be made principally through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company without additional compensation. The Company has retained Continental Stock Transfer and Trust Company to assist with the solicitation at an estimated fee of $6,000 plus reimbursement of out-of-pocket expenses. The Company may also enlist the aid of brokerage houses in soliciting proxies. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy material to the beneficial owners of the Common Stock. The expenses of preparing, printing, mailing and soliciting will be paid by the Company. This proxy statement, together with the Company's Annual Report for the fiscal year ended December 31, 1998, are being mailed to stockholders on or about April 16, 1999.

     As of the Record Date, there were 51,293,215 issued and outstanding shares of Common Stock.

     THE INTENTION OF THE PERSONS NAMED IN THE PROXY, UNLESS OTHERWISE SPECIFICALLY INSTRUCTED IN THE PROXY, IS TO VOTE ALL PROXIES RECEIVED BY THEM FOR THE ELECTION OF THE TWO NOMINEES NAMED HEREIN TO SERVE AS DIRECTORS FOR THE TERMS SPECIFIED HEREIN AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. ALL SHARES REPRESENTED BY PROXY AT THE ANNUAL MEETING WILL BE VOTED. IF A STOCKHOLDER SPECIFIES A CHOICE AS TO THE MATTERS TO BE ACTED UPON, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION.

     In the event that a quorum is present at the Annual Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR any proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any adjournment. A stockholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of stockholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the Company entitled to vote at the Annual Meeting. Brokers that do not receive instructions from the beneficial owner or other persons entitled to vote shares are entitled, under the rules of the New York Stock Exchange, to vote for the election of Directors and on each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, broker "non-votes" will be treated as shares that are not present. Abstentions will be treated as shares that are present and as votes cast against a particular proposal.

                         ITEM 1.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms in accordance with the Company's Restated Certificate of Incorporation. The number of the full Board of Directors is seven and Directors were initially elected on July 31, 1992. Class I Directors were elected at the Annual Meeting held on May 13, 1996. Class II Directors were elected at the Annual Meeting held on May 12, 1997 and Class III Directors were elected at the Annual Meeting held on May 13, 1998.

     Election for two Class I directors will be held at the Annual Meeting. Douglas Vicari and A.F. Petrocelli have been nominated for election as Class I directors. A.F. Petrocelli is presently a Director, President, and Chief Executive Officer of the Company. Douglas Vicari is presently Senior Vice President and Chief Financial Officer of the Company. On August 18, 1998, the Board of Directors filled the vacancy in Class II with the appointment of Lawrence Friedland. The Board has determined that Mr. Petrocelli should stand for election as a Class I director. The Board of Directors anticipates filling the Class III vacancy resulting from Mr. Petrocelli's designation as a Class I director promptly in accordance with the Company's By-laws. The persons named in the accompanying proxy will vote all shares for which they have received proxies for the election of A.F. Petrocelli and Douglas Vicari as Class I Directors, unless authority to do so is withheld.

     Approval of the nominees requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon.

     In the event that any of the nominees should become unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a Director.

NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS

A. F. Petrocelli.....................  A. F. Petrocelli, age 55, was a Director since 1992 and a member of the Compensation and Audit Committee from 1993 to
                                       1998. Mr. Petrocelli has been the Chairman of the Board of
                                       Directors, President and Chief Executive Officer of the
                                       Company since 1998. Mr. Petrocelli has been the Chairman of the Board of Directors and Chief Executive Officer of United
                                       Capital Corp. for more than the past five years. He is also a director of Nathan's Famous, Inc., Boyar Value Fund, Inc.
                                       and Philips International Realty Corp.

Douglas W. Vicari....................  Douglas W. Vicari, age 39, became a Senior Vice President and Chief Financial Officer of the Company in 1998. Prior to
                                       that he had been a Vice President and the Treasurer of the
                                       Company for more than five years.

CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Herbert Lust, II.....................  Herbert Lust, II, age 72, has been a Director since 1992 and a member of the Compensation and Audit Committee of the
                                       Company since 1993. Mr. Lust has been a private investor and
                                       President of Private Water Supply Inc. for more than the
                                       past five years. Mr. Lust is a director of BRT Realty Trust.

Jack H. Nusbaum......................  Jack H. Nusbaum, age 58, has been a Director since 1994. Mr.
                                       Nusbaum is Chairman of the law firm of Willkie Farr &
                                       Gallagher, where he has been a partner for more than the
                                       past twenty-five years. He also is a director of Pioneer
                                       Companies, Inc., W.R. Berkley Corporation, Strategic
                                       Distributions, Inc., The Topps Company, Inc. and Fine Host
                                       Corporation.

Lawrence Friedland...................  Lawrence N. Friedland, age 76, has been a Director of the
                                       Company since August 1998. Mr. Friedland has been a partner in the law firm of Hoffinger Friedland Dobrish & Stern, P.C.
                                       for more than the past 25 years. He has been a director of the Apple Bank for Savings since 1990, a director of Lutron
                                       Electronics Co., Inc. since 1961, a member of the Advisory
                                       Committee of Brown Harris Stevens, LLC since 1995 and a
                                       general partner, manager or director of numerous real estate entities.

CLASS III DIRECTOR WHOSE TERM EXPIRES AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS


Howard M. Lorber.....................  Howard M. Lorber, age 50, has been a Director of the Company and a member since 1994 and Chairman since 1998 of the
                                       Compensation and Audit Committee. Mr. Lorber has been
                                       Chairman of the Board and Chief Executive Officer of
                                       Nathan's Famous, Inc. for more than the past five years and
                                       Chairman of the Board of Directors and Chief Executive
                                       Officer of Hallman & Lorber Associates, Inc. for over five years. He has been a director, President and Chief Operating
                                       Officer of New Valley Corporation for more than five years.
                                       He has been a director of and member of the Audit Committee of United Capital Corp. for more than the past five years
                                       and he has been a director of PLM International, Inc. since
                                       January 1999.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF
                        THE TWO NOMINEES FOR DIRECTORS.

BOARD OF DIRECTORS COMPENSATION AND BENEFITS

     Directors who are employees of the Company do not receive additional compensation for serving on the Board of Directors. Non-employee Directors receive $30,000 annually. In addition, each non-employee Director receives $1,500 for each Board of Directors meeting attended, $1,500 for each committee meeting attended and $500 for each telephonic meeting if such meeting extends beyond a period of 15 minutes. The Chairman of the Compensation and Audit Committee receives an additional $20,000 annually. The Directors' remuneration is paid quarterly. All Directors are reimbursed for their expenses.

     In addition, on the date of the Company's Annual Meeting of Stockholders, each non-employee Director receives an automatic grant of options to purchase 10,000 shares of the Company's Common Stock in accordance with the Company's 1995 Non-Employee Director Stock Option Plan. The options vest one year from the date of grant at an option price equal to the mean price of a share of the Company's Common Stock on the New York Stock Exchange for the trading day immediately prior to the date of grant. In February 1998 Messrs. Petrocelli, Lust, Nusbaum and Lorber each received a discretionary grant of options for 45,000 shares of Common Stock and agreed to forgo receipt of his automatic grant of options until the 2002 Annual Meeting.

     On December 10, 1998 the Compensation and Audit Committee voted to reprice certain outstanding stock options. Specifically, every employee and director of the Company, who on December 10, 1998 had options with an original exercise price in excess of $10.00 per share, had their options repriced to an exercise price of $10.00 per share. The $10.00 exercise price was in excess of the fair market value of the Company's Common Stock on December 10th. Options held by members of the Board of Directors covering 270,000 shares were repriced in this fashion. These options originally had exercise prices between $11.13 and $18.44 per share.

     The Board of Directors held 9 meetings during 1998. All members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which such member served.

COMPENSATION AND AUDIT COMMITTEE

     The Compensation and Audit Committee presently consists of three non-employee Directors: Messrs. Lorber (Chairman), Friedland and Lust. Prior to his assuming the role of President and Chief Executive Officer of the Company, Mr. Petrocelli was also a member of this Committee. Mr. Petrocelli resigned his position on the Committee when he assumed his executive duties as an officer of the Company. During 1998, the Committee held 7 meetings.

     As part of its audit oversight, the Committee meets with representatives of the Company's independent auditors and with representatives of senior management. In addition, the Committee reviews the plans and results of the independent auditors, the scope and results of the Company's internal auditing and procedures and systems of internal accounting and financial control.

     As part of its compensation oversight, the Committee administers the Company's 1992 Stock Option Plan and the 1995 Employee Stock Option Plan and in this capacity grants options to the Company's employees and officers. In addition, the Committee makes recommendations to the Board of Directors regarding compensation and approves the compensation paid to the Company's Chief Executive Officer, other executive officers and other employees. The Committee also administers the Company's 1995 Non-Employee Director Stock Option Plan which provides for stock option grants to each non-employee Director.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names, ages and positions of the executive officers of the Company:

                NAME                   AGE                           POSITION
                ----                   ---                           --------
A. F. Petrocelli.....................  55    President, Chief Executive Officer and Chairman of the
                                             Board of Directors
Paul H. Hower........................  64    Executive Vice President
Joseph Bernadino.....................  52    Senior Vice President/Law, Secretary and General Counsel
Ethan Kramer.........................  42    Senior Vice President/Development
John H. Leavitt......................  46    Senior Vice President/Sales and Marketing
Terry P. O'Leary.....................  43    Senior Vice President/Franchise Sales & Administration
Douglas W. Vicari....................  39    Senior Vice President and Chief Financial Officer
Richard T. Szymanski.................  41    Vice President/Finance

     The following is a biographical summary of the experience of the executive officers of the Company, other than Messrs. Petrocelli and Vicari who are described above.

     Paul H. Hower has been an Executive Vice President of the Company since June 1993. Mr. Hower was President of Integrity Hospitality Services prior to June 1993.

     Joseph Bernadino has been a Senior Vice President, Secretary and General Counsel of the Company since 1992.

     Ethan Kramer has been a Senior Vice President of the Company since 1998, a Vice President from 1996 to 1997 and a departmental director from 1995 to 1996. Mr. Kramer was a Senior Vice President of Atterbury & Associates, Inc. from 1994 to 1995.

     John H. Leavitt has been a Senior Vice President of the Company since 1992.

     Terry P. O'Leary has been a Senior Vice President of the Company since 1998 and was Vice President since 1995. Mr. O'Leary was an area manager and corporate director with B.F. Saul Co. from 1993 to 1995.

     Richard T. Szymanski became Vice President -- Finance of the Company in 1998. Prior to that Mr. Szymanski had been a Vice President and Corporate Controller of the Company for more than the past five years.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Stock as of March 15, 1999 for all executive officers, all Directors, all nominees to the Board of Directors, and all directors and executive officers as a group.

                                                              AMOUNT AND NATURE    PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                OF OWNERSHIP        CLASS(P)
            ------------------------------------              -----------------    ----------
A. F. Petrocelli(a).........................................       989,997            1.93%
Lawrence Friedland(b).......................................        11,000               *
Howard M. Lorber(c).........................................       165,000               *
Herbert Lust, II(d).........................................       113,151               *
Jack H. Nusbaum(e)..........................................       100,000               *
Paul H. Hower(f)............................................       106,999               *
Douglas W. Vicari(g)........................................        45,000               *
Joseph Bernadino(h).........................................        54,366               *
Ethan Kramer(i).............................................        11,286               *
John H. Leavitt(j)..........................................        47,955               *
Terry P. O'Leary(k).........................................        18,666               *
Richard T. Szymanski(l).....................................        42,000               *
John M. Elwood(m)...........................................       656,622            1.28%
David A. Simon(n)...........................................       868,946            1.70%
All directors, executive officers and certain former
  officers as a group (14 persons)(o).......................                          6.31%

---------------
  *  Less than 1.0%.

(a) Includes 45,000 shares owned by Mr. Petrocelli and 899,997 shares owned by United Capital Corp. of which A. F. Petrocelli is Chairman of the Board of Directors and Chief Executive Officer. Also includes options held by Mr. Petrocelli to purchase 45,000 shares at an exercise price of $9.31 per share as to 10,000 shares and $10.00 per share as to 35,000 shares.

(b) Includes 2,000 shares owned by Mr. Friedland, 7,000 shares owned by trusts under which Mr. Friedland is the trustee and beneficiary and 2,000 shares owned by trusts for the benefit of Mr. Friedland's grandchildren. Mr. Friedland disclaims beneficial ownership of the shares owned by the trusts for the benefit of his grandchildren.

(c) Includes 75,000 shares owned by Mr. Lorber. Also includes options to purchase 90,000 shares with an exercise price of $7.25 per share as to 15,000 shares, $9.31 per share as to 10,000 shares, $9.50 per share as to 30,000 shares and $10.00 per share as to 35,000 shares.

(d) Includes 45,000 shares owned by Mr. Lust, and 23,151 shares held by a trust under which Mr. Lust and his wife are co-trustees and beneficiaries. Also includes options held by Mr. Lust to purchase 45,000 shares with an exercise price of $9.31 per share as to 10,000 shares and $10.00 per share as to 35,000 shares.

(e) Includes 10,000 shares owned by Mr. Nusbaum. Also includes options to purchase 90,000 shares with an exercise price of $7.25 per share as to 15,000 shares, $9.31 per share as to 10,000 shares, $9.50 per share as to 30,000 shares and $10.00 per share as to 35,000 shares.

(f) Includes 1,000 shares owned by Mr. Hower. Also includes options to purchase 105,999 shares with an exercise price of $4.00 per share as to 20,000 shares, $7.63 per share as to 15,000 shares, $9.63 per share as to 36,000 shares and $10.00 per share as to 34,999 shares.

(g) Includes options to purchase 45,000 shares with an exercise price of $3.63 per share as to 5,000 shares, $7.63 per share as to 7,000 shares, $9.63 per share as to 12,000 shares, $9.88 per share as to 5,000 shares and $10.00 per share as to 16,000 shares.

(h) Includes 4,700 shares owned by Mr. Bernadino. Also includes options to purchase 49,666 shares with an exercise price of $7.63 per share as to 8,000 shares, $9.63 per share as to 18,000 shares, $9.88 per share as to 5,000 shares and $10.00 per share as to 18,666 shares.

(i) Includes 700 shares owned by Mr. Kramer. Also includes options to purchase 10,586 shares with an exercise price of $9.63 per share as to 1,920 shares and $10.00 per share as to 8,666 shares.

(j) Includes 1,623 shares owned by Mr. Leavitt. Also includes options to purchase 46,332 shares with an exercise price of $7.63 per share as to 8,000 shares, $9.63 per share as to 18,000 shares and $10.00 per share as to 20,332 shares.

(k) Includes options to purchase 18,666 shares with an exercise price of $9.63 per share as to 4,000 shares and $10.00 per share as to 14,666 shares.

(l) Includes options to purchase 42,000 shares with an exercise price of $3.63 per share as to 5,000 shares, $7.63 per share as to 7,000 shares, $9.63 per share as to 12,000 shares, $9.88 per share as to 5,000 shares and $10.00 per share as to 13,000 shares.

(m) Includes 61,622 shares owned by Mr. Elwood. Also includes options to purchase 595,000 shares with an exercise price of $3.81 per share as to 20,000 shares, $3.20 per share as to 45,000 shares, $7.38 per share as to 50,000 shares, $9.25 per share as to 80,000 shares, $15.13 per share as to 80,000 shares, $17.88 per share as to 80,000 shares and $18.44 per share as to 240,000 shares.

(n) Includes 217,287 owned by David A. Simon, 50,000 shares owned by a limited partnership in which he is general partner and his children are limited partners, 613 shares owned by his wife, and 1,046 shares held by Mr. Simon as custodian for his children. Mr. Simon disclaims beneficial ownership of the shares owned by his wife, owned by the limited partnership and held by Mr. Simon as custodian for his children. Also includes options to purchase 600,000 shares with an exercise price of $9.75 per share as to 100,000 shares, $18.00 per share as to 100,000 shares, $18.38 per share as to 100,000 shares and $18.44 per share as to 300,000 shares.

(o) With the exception of Mr. A.F. Petrocelli, who owns 1.93% of the outstanding Common Stock, Mr. David Simon, who owns 1.70% of the outstanding Common Stock, and Mr. John Elwood, who owns 1.28% of the outstanding Common Stock, the other current directors and executive officers each owns less than 1% of the outstanding Common Stock and collectively own approximately 6.31% of the outstanding Common Stock as a group. Percentages were based on 51,220,358 shares outstanding as of March 15, 1999.

PRINCIPAL HOLDERS OF SECURITIES

     The following entities were known to the Company to be the beneficial holders of more than 5% of the Common Stock as of March 15, 1999.

                                                                                   PERCENT
                                                              AMOUNT AND NATURE    OF CLASS
                                                              -----------------    --------
Franklin Resources, Inc. (a)................................      3,997,492          7.80%
  777 Mariners Island Boulevard
  San Mateo, California 94404
Neuberger & Berman, LLC (b).................................      3,700,493          7.22%
  605 Third Avenue
  New York, New York 10158-3698

---------------
(a) Franklin Resources, Inc. filed a Schedule 13G, dated January 22, 1999, with the SEC reporting ownership of 3,997,492 shares of Common Stock, sole voting power with respect to 3,892,700 shares and sole dispositive power with respect to 3,997,492 shares. Inclusive in these shares are 3,854,000 held by Franklin Advisors, Inc., a subsidiary of Franklin Resources, Inc., in which that subsidiary has sole voting and dispositive power with respect to 3,854,000 shares, 104,792 shares held by Franklin Management, Inc., a subsidiary of Franklin Resources, Inc., in which that subsidiary has sole dispositive power with respect to 104,792 shares and 38,700 shares held by Templeton Global Advisors Limited, a subsidiary of

     Franklin Resources, Inc., in which that subsidiary has sole voting and dispositive power with respect to 38,700 shares.

(b) Neuberger & Berman, LLC filed a Schedule 13G, dated February 12, 1999 with the SEC reporting ownership of 3,700,493 shares of Common Stock, with sole voting power with respect to 2,254,043 shares, shared voting power with respect to 846,000, and with shared dispositive power with respect to 3,700,493 shares.

                         ITEM 2. SELECTION OF AUDITORS

     Upon the recommendation of the Compensation and Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent auditors, to serve as independent accountants for the Company. Arthur Andersen LLP will audit the Company's consolidated financial statements for the fiscal year ending December 31, 1999; perform audit-related services; and act as consultants in connection with various accounting and financial reporting matters. Arthur Andersen LLP provided those services to the Company for the fiscal year ended December 31, 1998.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                             ITEM 3. OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the persons who were, at December 31, 1998, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers"). In addition, the Summary Compensation Table also reflects information with respect to Messrs. David A. Simon and John M. Elwood, who would have been among the named executive officers but for the fact that they resigned prior to December 31, 1998. The information shown reflects compensation for services in all capacities awarded to, earned by or paid to these persons for the years ending December 31, 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION           ------------
                                          ----------------------------------    SECURITIES
            NAME AND                                            OTHER ANNUAL    UNDERLYING     ALL OTHER
       PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
       ------------------          ----   --------   --------   ------------   ------------   ------------
A. F. Petrocelli.................  1998   $ 94,231   $204,167      $ -0-        1,795,000      $      -0-
  President and Chief              1997        -0-        -0-        -0-           10,000             -0-
  Executive Officer                1996        -0-        -0-        -0-           10,000             -0-
Paul H. Hower....................  1998    231,753    110,000        -0-           35,000           4,408(1)
  Executive Vice President         1997    221,541    100,000        -0-           35,000           2,202
                                   1996    209,000     60,000        -0-           35,000           2,253
Joseph Bernadino.................  1998    165,567     70,000        -0-           21,000           2,752(2)
  Senior Vice President,           1997    160,664     50,000        -0-           21,000           1,888
  Secretary and General            1996    143,864     36,000        -0-           17,500           1,226
  Counsel
John H. Leavitt..................  1998    170,000     48,000        -0-           21,000           2,296(3)
  Senior Vice President            1997    160,047     34,000        -0-           26,000           1,774
                                   1996    148,294     19,000        -0-           17,500           1,702
Douglas W. Vicari................  1998    158,927     60,000        -0-           21,000           1,765(4)
  Senior Vice President            1997    143,843     42,000        -0-           18,000           1,633
  and Chief Financial Officer      1996    125,037     26,000        -0-           15,000           1,633
David A. Simon...................  1998    287,956    369,644        -0-          300,000       1,368,789(5)
  Former officer                   1997    369,556    359,540        -0-          100,000           1,774
                                   1996    353,816    243,253        -0-          100,000           1,536
John M. Elwood...................  1998    248,675    287,941        -0-          240,000       1,123,333(6)
  Former officer                   1997    303,290    280,000        -0-           80,000           1,708
                                   1996    280,000    191,075        -0-           80,000           1,336

---------------
(1) Represents $2,808 for premiums of Company-provided life insurance and $1,600 related to 401k matching contributions.

(2) Represents $1,152 for premiums for Company-provided life insurance and $1,600 related to 401k matching contributions.

(3) Represents $696 for premiums for Company-provided life insurance and $1,600 related to 401k matching contributions.

(4) Represents $165 for premiums for Company-provided life insurance and $1,600 related to 401k matching contributions.

(5) Represents $522 for premiums for Company-provided life insurance, $1,600 related to 401k matching contributions and $1,366,667 in severance payments.

(6) Represents $340 for premiums for Company-provided life insurance, $1,600 related to 401k matching contributions and $1,123,333 in severance payments.

STOCK OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998

     The following table sets forth information concerning individual grants of stock options made during the year ending December 31, 1998 to each of the named executive officers. The Company did not grant any stock appreciation rights during such period.

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------          POTENTIAL REALIZED
                                    % OF TOTAL                                    VALUE AT ASSUMED
                       NUMBER OF     OPTIONS                                   ANNUAL RATES OF STOCK
                       SECURITIES   GRANTED TO                                 PRICE APPRECIATION FOR
                       UNDERLYING   EMPLOYEES                                          OPTION
                        OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   --------------------------------
NAME                    GRANTED        YEAR        SHARE        DATE       0%         5%           10%
----                   ----------   ----------   ---------   ----------   -----   ----------   -----------
A. F. Petrocelli.....  1,750,000(1)    39.7%      $5.910     10/14/2008   $ -0-   $6,504,343   $16,483,281
A. F. Petrocelli.....     45,000(2)     1.0%      10.000      2/20/2008     -0-      283,003       717,184
David A. Simon.......    300,000(3)     6.8%      18.438      9/30/1999     -0-    3,478,573     8,815,388
John M. Elwood.......    240,000(4)     5.5%      18.438     10/23/1999     -0-    2,782,859     7,052,310
Paul H. Hower........     35,000(5)      .8%       4.720      10/9/2008     -0-      103,893       263,286
Joseph Bernadino.....     21,000(5)      .5%       4.720      10/9/2008     -0-       62,336       157,972
John H. Leavitt......     21,000(5)      .5%       4.720      10/9/2008     -0-       62,336       157,972
Douglas W. Vicari....     21,000(5)      .5%       4.720      10/9/2008     -0-       62,336       157,972

---------------
(1) These stock options vest with respect to 200,000 options on each of September 14, 1999, 2000, 2001, 2002 and 2003 and will continue to be exercisable until October 14, 2008. Of the remaining 750,000 options, 250,000 options become exercisable when the Company's stock price reaches $20.00 per share, another 250,000 options become exercisable when the stock price reaches $25.00 per share and the final 250,000 options become exercisable when the stock price reaches $30.00 per share. In the event the price of the stock does not reach $20.00, $25.00 or $30.00 per share, the entire 750,000 options will become exercisable on October 14, 2006 and will continue to be exercisable through October 14, 2008. These options become immediately exercisable upon a change in control of the Company.

(2) These stock options vest with respect to one third of the grant on each of February 20, 1999, 2000 and 2001 and will continue to be exercisable through February 20, 2008. These options become immediately exercisable upon a change in control of the Company.

(3) These stock options vested on September 30, 1998 in accordance with the terms of the Settlement and Release agreement entered into between David Simon and the Company. These options continue to be exercisable through September 30, 1999.

(4) These stock options vested on October 23, 1998 in accordance with the terms of the Settlement and Release agreement entered into between John Elwood and the Company. These options continue to be exercisable through October 23, 1999.

(5) These stock options vest with respect to one third of the grant on each of October 9, 1999, 2000 and 2001 and will continue to be exercisable through October 9, 2008. These options become immediately exercisable upon a change in control of the Company.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1998 AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                      OPTIONS AT FY-END                 AT FY-END
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
David A. Simon.................      -0-         $-0-       600,000             -0-      $118,750      $      -0-
John M. Elwood.................      -0-         $-0-       595,000             -0-       803,863             -0-
A.F. Petrocelli................      -0-         $-0-        45,000       1,780,000        49,063       8,826,250
Paul H. Hower..................      -0-         $-0-       105,999          70,001       268,499         250,426
Joseph Bernadino...............      -0-         $-0-        49,666          40,834        72,937         149,162
John H. Leavitt................      -0-         $-0-        46,332          44,168        69,186         152,288
Douglas W. Vicari..............      -0-         $-0-        45,000          38,000        95,813         146,505

EMPLOYMENT AGREEMENTS

  A. F. Petrocelli

     Mr. Petrocelli and the Company executed an employment agreement dated as of September 14, 1998 (the "Agreement") under which Mr. Petrocelli agreed to serve as President and Chief Executive Officer of the Company. The Agreement provides for a term of three (3) years. The Agreement provides for an annual base salary of $700,000, a discretionary annual bonus based on the attainment of performance objectives set by the Compensation Committee, a life insurance policy in an amount equal to $2,000,000, an automobile and other customary welfare and fringe benefits. The Agreement also provides that, to the extent payments made by the Company for life insurance or use of an automobile are subject to federal, state or local taxes, the Company will pay Mr. Petrocelli the amount of such additional taxes plus such additional amount as will be reasonable to hold him harmless from the obligation to pay such taxes.

     Pursuant to the Agreement, Mr. Petrocelli was granted a stock option on October 14, 1998 to purchase 1,750,000 shares of Common Stock, having a term of 10 years. The per share exercise price for the option is $5.91, which represents the fair market value of the Common Stock as of October 14, 1998. The option will vest in two tranches. Tranche A covers 1,000,000 shares of Common Stock and will vest and become exercisable in increments of 200,000 shares on each anniversary from the date of grant beginning September 14, 1999 through September 13, 2003. Tranche B covers 750,000 shares of Common Stock and will vest and become exercisable upon the earlier of September 14, 2006 or the attainment of the following price targets for the Company's Common Stock: (I) 250,000 shares on the date that the closing price for the Common Stock on the New York Stock Exchange reaches or exceeds $20 per share; (ii) 250,000 shares on the date that the closing price for the Common Stock on the New York Stock Exchange reaches or exceeds $25 per share; and (iii) 250,000 shares on the date that the closing price for the Common Stock on the New York Stock Exchange reaches or exceeds $30 per share. All vesting is contingent on Mr. Petrocelli's continuing status as an employee on the vesting date.

     The Agreement may be terminated by the Company at any time, with or without cause. If the Agreement is terminated by the Company prior to the expiration of the three year term without cause, or if Mr. Petrocelli resigns because of circumstances amounting to constructive termination of employment, severance would be paid in a single lump sum equal to one year's base salary, or, if greater, the base salary that would have been payable over the remainder of the term and benefits would be continued for the greater of one year or the remainder of the term. Any bonus awarded for the year would not be prorated. In addition, if Mr. Petrocelli is terminated without cause or if at the end of the three year period the Agreement is not renewed by the Company for any additional period, the unvested portion of Tranche A of the option shall become immediately fully vested. If the Agreement is terminated by the Company for cause (as such term is defined in the Agreement) or if Mr. Petrocelli resigns under circumstances not amounting to a constructive termination of employment, no benefits are payable other than accrued but unpaid salary and any unpaid bonus earned but unpaid prior to such termination or resignation.

  David A. Simon

     Mr. Simon and the Company executed an employment agreement dated August 1, 1995 (the "1995 Agreement"). The 1995 Agreement was terminated by Mr. Simon and the Company as of February 19, 1998 and a new agreement was executed on February 20, 1998 (the "1998 Agreement") providing for a term of three (3) years.

     The 1998 Agreement provided for an annual base salary of $400,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in an amount not less than $1,000,000, an automobile and other customary welfare benefits, including medical and disability insurance. The agreement also provided that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the Company would pay Mr. Simon the amount of such additional taxes plus such additional amount as would be reasonable to hold him harmless from the obligation to pay such taxes.

     Pursuant to the 1998 Agreement, on February 20, 1998 Mr. Simon was granted an option to purchase 300,000 shares of Common Stock, with an exercise price equal to the fair market value of the shares on such date. Such option was exercisable as to one-third of the grant on the first, second and third anniversaries of the option grant date, provided his employment was not terminated by such date. The fair market value of the Company's Common Stock on February 20, 1998 was $18.44.

     The 1998 Agreement was terminable by the Company at anytime, with or without cause. If the agreement was terminated by the Company prior to the expiration of the three-year term without cause, or if Mr. Simon resigned because of circumstances amounting to constructive termination of employment, severance would be paid in a single lump sum equal to one-year's base salary or, if greater, the base salary that would have been payable over the remainder of the term. All stock options would become fully vested. Any bonus awarded for the year of termination would not be prorated. If the agreement was terminated by the Company for cause (as such term is defined in the employment agreement), or if Mr. Simon resigned voluntarily under circumstances not amounting to a constructive termination of employment, no benefits were payable other than accrued but unpaid salary and any unpaid bonus earned prior to such termination or resignation.

     Effective September 30, 1998, the Company terminated the 1998 Agreement and executed a Settlement and Release agreement with Mr. Simon. Pursuant to the terms of the Settlement and Release agreement, Mr. Simon was paid the balance of the salary due him under the 1998 Agreement ($966,667) plus his 1998 bonus of $400,000. Additionally, per the terms of the Settlement and Release agreement, Mr. Simon will continue to be provided with the fringe benefits specified in the 1998 Agreement, principally life insurance coverage and the use of a Company car, until February 19, 2001. The Settlement and Release agreement also provided that all unvested options to purchase the common stock of the Company were vested immediately and that all of Mr. Simon's stock options are exercisable until September 30, 1999 after which time all unexercised options will expire.

  John M. Elwood

     Mr. Elwood and the Company executed an employment agreement dated May 15, 1995 (the "1995 Agreement"). The 1995 Agreement was terminated by Mr. Elwood and the Company as of February 19, 1998 and a new contract was executed on February 20, 1998 (the "1998 Agreement") providing for a term of three (3) years.

     The 1998 Agreement provided for an annual base salary of $310,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in the amount of $1,000,000, an automobile, and other customary welfare benefits, including medical and disability insurance. The agreement also provided that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the company would pay Mr. Elwood the amount of such additional taxes plus such additional amount as would be reasonable to hold him harmless from the obligation to pay such taxes.

     Pursuant to the 1998 Agreement, on February 20, 1998 Mr. Elwood was granted an option to purchase 240,000 shares of Common Stock with an exercise price equal to the fair market value of the shares on such date. Such option was exercisable as to one-third of the grant on the first, second and third anniversaries of the option grant date, provided his employment was not terminated by such date. The fair market value of the Company's Common Stock on February 20, 1998 was $18.44.

     The 1998 Agreement was terminable by the Company at anytime, with or without cause. If the agreement was terminated by the Company prior to the expiration of the three-year term without cause, or if Mr. Elwood resigned because of circumstances amounting to constructive termination of employment, severance would be paid in a single lump sum equal to one-year's base salary or, if greater, the base salary that would have been payable over the remainder of the term. All stock options would become fully vested. Any bonus awarded for the year of termination would not be prorated. If the agreement was terminated by the Company for cause (as such term is defined in the employment agreement), or if Mr. Elwood resigned voluntarily under circumstances not amounting to a constructive termination of employment, no benefits were payable other than accrued but unpaid salary and any unpaid bonus earned prior to such termination or resignation.

     Effective October 23, 1998, the Company terminated the 1998 Agreement and executed a Settlement and Release agreement with Mr. Elwood. Pursuant to the terms of the Settlement and Release agreement, Mr. Elwood was paid the balance of the salary due him under the 1998 Agreement ($723,333) plus his 1998 bonus of $400,000. Additionally, per the terms of the Settlement and Release agreement, Mr. Elwood will continue to be provided with the fringe benefits specified in the 1998 Agreement, principally life insurance coverage and the use of a Company car, until February 19, 2001. The Settlement and Release agreement also provided that all unvested options to purchase the common stock of the Company were vested immediately and that all of Mr. Elwood's stock options are exercisable until October 23, 1999 after which time all unexercised options will expire.

CHANGE IN CONTROL AGREEMENTS

     The Company has executed change in control agreements with 22 of the Company's employees, including each named executive officer. The agreements with the named executive officers provide that, if within two years of a change in control of the Company, the officer's employment with the Company is terminated by the Company without cause or if the officer resigns for good reason (as defined in the agreements), the Company will pay the officer two and one-half times the aggregate cash compensation earned by the officer during the fiscal year immediately preceding the termination of employment. Such payments are to be reduced, however, to the extent necessary to avoid characterization as "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. In addition, any outstanding options to purchase shares of the Company held by the officer will vest and become exercisable as of the date of the change in control. An agreement with one (1) additional officer provides for the same level of benefits. The agreements with the other employees provide for a lesser level of benefits ranging from a low of (a) the greater of 2 weeks salary for each full year of employment or 6 months salary to a high of (b) one and one-half times the aggregate cash compensation earned by the officer during the fiscal year immediately preceding the termination of employment.

REPORT ON REPRICING OF OPTIONS

     At a meeting of the Compensation and Audit Committee held on December 10, 1998, the Committee members noted that, due to a number of factors, uncontrollable by management, the share price of the Common Stock had dropped to a level which was sufficiently below the exercise price of certain options to abrogate the positive incentivising effect of the options and create a detrimental effect on employee morale. The Committee voted to adopt a resolution which caused the exercise price of any option held by an employee of the Company on December 10, 1998 to be reduced to $10.00 per share if the option was originally granted with an exercise price in excess of $10.00 per share. At the time, the market price of the Common Stock was $9.31 per share. All of the other terms and conditions of the original grants remained in effect.

     The repricing affected the following Executive Officers of the Company.

                                        NUMBER OF       MARKET PRICE                                LENGTH OF ORIGINAL
                                        SECURITIES      OF STOCK AT    EXERCISE PRICE     NEW          OPTION TERM
                                        UNDERLYING        TIME OF        AT TIME OF     EXERCISE   REMAINING AT DATE OF
NAME                        DATE     OPTIONS REPRICED    REPRICING       REPRICING       PRICE      REPRICING (YEARS)
----                      --------   ----------------   ------------   --------------   --------   --------------------
A. F. Petrocelli........  12/10/98        10,000           $9.31           $15.06        $10.00            7.4
                          12/10/98        10,000            9.31            18.06         10.00            8.4
                          12/10/98        45,000            9.31            18.44         10.00            9.2
Paul Hower..............  12/10/98        35,000            9.31            16.63         10.00            7.6
                          12/10/98        35,000            9.31            19.09         10.00            8.8
Joe Bernadino...........  12/10/98        17,500            9.31            16.63         10.00            7.6
                          12/10/98        21,000            9.31            19.09         10.00            8.8
Ethan Kramer............  12/10/98         8,000            9.31            16.63         10.00            7.6
                          12/10/98        10,000            9.31            19.09         10.00            8.8
John Leavitt............  12/10/98        17,500            9.31            16.63         10.00            7.6
                          12/10/98        26,000            9.31            19.09         10.00            8.8
Terry O'Leary...........  12/10/98        12,000            9.31            16.63         10.00            7.6
                          12/10/98        20,000            9.31            19.09         10.00            8.8
Doug Vicari.............  12/10/98        15,000            9.31            16.63         10.00            7.6
                          12/10/98        18,000            9.31            19.09         10.00            8.8
Richard Szymanski.......  12/10/98        12,000            9.31            16.63         10.00            7.6
                          12/10/98        15,000            9.31            19.09         10.00            8.8

                        COMPENSATION AND AUDIT COMMITTEE
                          HOWARD M. LORBER (CHAIRMAN)
                             Lawrence N. Friedland
                                Herbert Lust, II

COMPENSATION AND AUDIT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     All members of the Compensation and Audit Committee are independent, non-employee Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In contemplation of the expiration of Mr. Simon's previous employment agreement during 1998, the Compensation and Audit Committee entered into negotiations with Mr. Simon for a new employment agreement early in 1998. On February 20, 1998 the Company and Mr. Simon executed a new employment agreement (the "New Simon Agreement") in which Mr. Simon agreed to remain as the Chief Executive Officer of the Company (the terms of the New Simon Agreement are more fully described under the heading herein entitled "Employment Agreements"). The New Simon Agreement contained terms and conditions substantially similar to Mr. Simon's previous employment agreement with the exception of his base salary and option grant. The Compensation and Audit Committee determined to increase Mr. Simon's annual salary to $400,000 and grant an option to purchase 300,000 shares of Common Stock based on Mr. Simon's achievements and the Company's overall growth during the prior year, including the closing of the acquisition of the HomeGate Studios & Suites brand, the Company's 41% increase in EBITDA and the 50% increase in operating cash flow.

     On September 30, 1998, the Company terminated the New Simon Agreement and Mr. Simon resigned as Chairman and Chief Executive Officer. In connection therewith, the Company and Mr. Simon executed a settlement and release agreement pursuant to which Mr. Simon was paid the balance of the salary due him under the New Simon Agreement ($966,667) and his 1998 bonus of $400,000. The settlement and release agreement also provided that all unvested options held by Mr. Simon were to become immediately vested and remain exercisable until September 30, 1999.

     As a result of Mr. Simon's termination of employment, the Company appointed Mr. Petrocelli to the position of Chairman and Chief Executive Officer. In connection therewith, the Company entered into an employment agreement with Mr. Petrocelli, dated September 14, 1998 (the "Petrocelli Agreement") (the terms of the Petrocelli Agreement are more fully described under the heading herein entitled "Employment Agreements"). The Petrocelli Agreement contains terms and conditions substantially similar to the New Simon Agreement with the exception of base salary and option grant. The Petrocelli Agreement provides for an annual base salary of $700,000 and an option grant covering 1,750,000 shares of Common Stock. In order to incentivise Mr. Petrocelli to increase shareholder value, early vesting with respect of 750,000 shares of the option is tied to the attainment of certain price targets for the Common Stock. The terms of the Petrocelli Agreement were the result of an arms length negotiation between the Company and Mr. Petrocelli. The bonus earned by Mr. Petrocelli in 1998 was based on the overall performance of the Company.

COMPENSATION POLICIES

     The Company's compensation policy with respect to all executive officers (including the Chief Executive Officer) is designed to help the Company achieve its business objectives by:

     - setting levels of compensation designed to attract and retain qualified executives in a highly competitive business environment;

     - providing incentive compensation that is directly linked with both the Company's financial performance and individual initiative and achievement contributing to such performance; and

     - linking compensation to improvements in the Company's annual and long-term share performance.

     The Compensation and Audit Committee increased the base salaries for the executive officers for 1998 based on the Company's overall performance during fiscal year 1997, including the increase in EBITDA and operating cash flow. Bonuses earned by the executive officers in 1998 and paid in 1999 were based on the Company's overall performance in 1998.

     As a part of the Company's policy to provide incentive compensation that is directly linked to long-term share performance, the Compensation and Audit Committee granted to its executive officers (other than Mr. Petrocelli, Mr. Simon and Mr. Elwood) during fiscal year 1998 options to purchase an aggregate 155,000 shares of Common Stock pursuant to the Company's 1995 Employee Stock Option Plan.

POLICY REGARDING SECTION 162(m)

     Section 162(m) of the Internal Revenue Code imposes a one million dollar ceiling on tax-deductible remuneration paid to each of the Chief Executive Officer and the four next most highly compensated executive officers of a publicly-held corporation. The limitation does not apply to qualified "performance based" remuneration payable solely on account of the attainment of one or more performance goals approved by an independent compensation committee, nor to compensation attributable to certain options granted under shareholder-approved stock option plans. The 1995 Employee Stock Option Plan is structured to comply with this exception. All compensation paid to the executive officers for the Company's 1998 fiscal year was fully deductible.

                        COMPENSATION AND AUDIT COMMITTEE
                          HOWARD M. LORBER (Chairman)
                             Lawrence N. Friedland
                                Herbert Lust, II

COMPENSATION AND AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Audit Committee for the fiscal year 1998 were Howard M. Lorber (Chairman), Lawrence N. Friedland, Herbert Lust, II and, until his resignation from the Committee,

A. F. Petrocelli. Mr. Petrocelli and Mr. Lorber have certain business relationships with the Company, which are described under the heading "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. F. Petrocelli, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, is also the Chairman of the Board and Chief Executive Officer of United Capital Corp., and Howard M. Lorber, a Director of the Company, is a Director of United Capital Corp. In March 1994, the Company entered into management agreements with the corporate owners of two hotels who are affiliates of United Capital Corp. The Company received $138,448 in management fees for the fiscal year ended 1998.

     The Company has a note receivable from John H. Leavitt, Senior Vice President of Sales and Marketing, with a balance of approximately $34,076 at December 31, 1998. The note bears interest at 8.5% and is due in 2011.

     The Company has retained Willkie Farr & Gallagher as its legal counsel involving certain matters during its last fiscal year and anticipates it will continue such relationship with the firm in this fiscal year. Mr. Nusbaum, a Director of the Company, is the Chairman of the firm.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership with the SEC, the New York Stock Exchange and the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 1998, all filing requirements applicable to such persons were complied with.

PERFORMANCE GRAPH

     The SEC requires the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return (a) of a broad equity market index and (b) of a published industry index or peer group. The graph compares the Common Stock with (a) the Dow Jones Equity Market Index and (b) the Dow Jones Lodging Index. Furthermore, the following graph assumes an investment of $100 on December 31, 1993 in each of the Common Stock, the stocks comprising the Dow Jones Equity Market Index and the Dow Jones Lodging Index.

            COMPARISON OF 1994 THROUGH 1998 CUMULATIVE TOTAL RETURN COMPARISON 1994 THROUGH 1998

                                                         COMPANY                   STOCK INDEX            INDUSTRY GROUP INDEX
                                                         -------                   -----------            --------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   125.00                       98.00                      103.00
'1995'                                                   167.00                      131.00                      127.00
'1996'                                                   269.00                      158.00                      153.00
'1997'                                                   340.00                      209.00                      212.00
'1998'                                                   182.00                      264.00                      160.00

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the year ended December 31, 1998, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement. The annual report is on file with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and the New York Stock Exchange.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (excluding exhibits) is available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of the Report should be directed to the Secretary, Prime Hospitality Corp., 700 Route 46 East, Fairfield, New Jersey 07004.

                             STOCKHOLDER PROPOSALS

     It is presently anticipated that the 2000 Annual Meeting will be held on or about May 19, 2000. Proposals of stockholders submitted for consideration at the 2000 annual meeting of stockholders must be received by the Company not later than December 10, 1999 in order to be included in the Company's proxy statement for that meeting. A stockholder desiring to submit a proposal must be a record or beneficial owner of at least 1% of the outstanding shares or $1,000 in market value of shares entitled to be voted at the annual meeting and must have held such shares for at least one year. Further, the stockholder must continue to hold such shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of the stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Exchange Act. In addition, the bylaws of the Company require, among other things, that notice of proposals of stockholders be delivered to or mailed and received at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five
(65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

                                          By Order of the Board of Directors,
                                    /s/ Joseph Bernadino

                                          JOSEPH BERNADINO
                                          Secretary

                            PRIME HOSPITALITY CORP.

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 19, 1999

    The undersigned hereby constitutes and appoints A. F. Petrocelli, Douglas W. Vicari and Joseph Bernadino, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Prime Hospitality Corp. to be held at the Sheraton Crossroads Hotel, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495, on Wednesday, May 19, 1999, at 10:00 a.m., and any adjournments thereof, on all matters coming before said meeting.

    DIRECTORS RECOMMEND A VOTE "FOR" ELECTION OF BOTH NOMINEES.

1. ELECTION OF TWO CLASS I DIRECTORS.

     FOR nominees listed below [ ]  [ ] WITHHOLD authority to vote for nominees.

     A.F. PETROCELLI AND DOUGLAS W. VICARI

      FOR except vote withheld from the following nominee  __________ .

                 (continued and to be signed, on other side)

                          (continued from other side)

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy cannot vote your shares unless you sign and return this card in the enclosed postage prepaid envelope.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES.
                                                Dated: , 1999

                                                --------------------------------
                                                           SIGNATURE

                                                --------------------------------
                                                   SIGNATURE IF HELD JOINTLY

                                                NOTE: Please sign exactly as
                                                name appears hereon. Joint
                                                owners should each sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

                                                The signer hereby revokes all
                                                proxies heretofore given by the
                                                signer to vote at said meeting
                                                or any adjournments thereof.

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD PROMPTLY,
                                                USING THE ENCLOSED ENVELOPE.